EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated October 1, 2004 in this Registration Statement on Form SB-2 of Tortuga Mexican Imports, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

December 23, 2004

Lopez, Blevins, Bork & Associates, LLP

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Lopez, Blevins, Bork & Associates, LLP

Houston, Texas